EXHIBIT 10.2

WAIVER AND AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Waiver and Amendment No. 2 to Credit Agreement (this “Amendment”), dated as of April 12, 2016, is among ROCKPILE ENERGY SERVICES, LLC, a Delaware limited liability company (the “Borrower”), the persons named as Guarantors on the signature pages of this Amendment, the banks and other financial institutions signatories hereto (the “Lenders”), and CITIBANK, N.A., a national banking association, as Administrative Agent and Collateral Agent for the Lenders (in such capacities, the “Administrative Agent”).

RECITALS

A.The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of March 25, 2014 (as amended, modified or supplemented prior to the date of this Amendment, the “Credit Agreement”).

B.The Borrower has requested that the Lenders waive any Default or Event of Default that may have arisen or that may arise from the failure of the Borrower to comply with the Financial Performance Covenants as of January 31, 2016 and April 30, 2016 and the obligation of Borrower under Section 5.04(a) of the Credit Agreement to deliver an unqualified opinion from its independent accountants with respect to its audited financial statements for the fiscal year ending January 31, 2016 (the “Potential Defaults”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower and the Lenders agree as follows:

1.    Defined Terms.  Unless otherwise defined in this Amendment, capitalized terms used in this Amendment have the meanings assigned to those terms in the Credit Agreement.

2.    Waiver.  The Borrower acknowledges that it may not have been in compliance with the Financial Performance Covenants as of January 31, 2016.  The Lenders hereby waive (i) any Default or Event of Default that occurred as of January 31, 2016, if any, as a result of the Borrower’s failure to comply with the Financial Performance Covenants, (ii) any Default or Event of Default that may occur as of April 30, 2016, if Borrower fails to comply with the Financial Performance Covenants as of such date, and (iii) the obligation of Borrower to deliver an unqualified opinion from its independent accountants with respect to its audited financial statements for the fiscal year ending January 31, 2016.  The waiver by the Lenders described in this Section 2 is strictly limited to the Potential Defaults and will not be construed to be a consent to, or a permanent waiver of, noncompliance with the Financial Performance Covenants other than the Potential Defaults, or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Lenders expressly reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document other than the Potential Defaults.  The description herein of each Potential Default is based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any other Defaults or Events of Default.  The failure of the Lenders to give notice to any Loan Party of any such other Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  Each Loan Party hereby agrees and acknowledges that the Lenders require and will require strict performance by the Loan Parties of all of their respective obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action by the Administrative Agent, Issuing Bank or any Lender regarding any Default or Event of Default (including but not limited to the Potential Defaults) is intended to be or shall be a waiver thereof other than the waiver of the Potential Defaults expressly provided for in this Section 2.  Other than the waiver of the Potential Defaults expressly provided for in this Section 2, each Loan Party hereby also agrees and acknowledges that no course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in the Credit Agreement or in any other Loan Document or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy (collectively, the “Lender Rights”).  For the avoidance of doubt, each Loan Party also agrees and acknowledges that the waiver provided in this Agreement shall not operate as a waiver of or otherwise prejudice any of the Lender Rights other than the waiver of the Potential Defaults expressly provided for in this Section 2.

3.    Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)     Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“Amendment No. 2” means Waiver and Amendment No. 2 to Credit Agreement dated as of April 12, 2016, among the Borrower, the Guarantors signatories thereto, the Lenders signatories thereto, and the Administrative Agent.

“Amendment No. 2 Effective Date” means the date that Amendment No. 2 becomes effective pursuant to Section 4 of Amendment No. 2.

“Titled Equipment” means any and all equipment and inventory represented (or required to be represented) by a certificate of title issued under the laws of a State in the United States.

(b)     Section 2.08 of the Credit Agreement is hereby amended by inserting after the end thereof the following new subsection (d):

(d)     On the date of any prepayment of the Revolving Facility Loans pursuant to Section 2.11(a), the Revolving Facility Commitments will be automatically reduced by an amount equal to the aggregate principal amount of the Revolving Facility Loans so prepaid.

(c)     Section 4.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

Notwithstanding the foregoing, the Lenders will not be obligated to make any Loans, and the Issuing Bank will not be obligated to issue, amend, extend or renew any Revolving Letter of Credit, until the Administrative Agent has received a compliance certificate for any Test Period ending on or after April 30, 2016, demonstrating compliance with the Financial Performance Covenants.

(d)     The text of Section 2.20 of the Credit Agreement is hereby deleted and replaced with the following:

[Intentionally Omitted.]

(e)     Section 5.04(a) of the Credit Agreement is hereby amended by adding at the end thereof the following proviso:

provided, however, that the Borrower shall deliver the audited financial statements for the fiscal year ending January 31, 2016, on or before April 30, 2016 ;

(f)     Section 5.04 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of subsection (i) thereof, (ii) replacing the period at the end of subsection (j) thereof with a semicolon, and (iii) inserting the following new subsections (k), (l) and (m) following subsection (j):

(k)     within 30 days after the end of each month of each fiscal year, starting with March 2016, a consolidated balance sheet and related statements of operations and cash flows showing the consolidated financial position of the Borrower as of the close of such month and the consolidated results of its operations during such month and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes); and

(l)     on April 19, 2016, and every seven (7) days thereafter, (i) excluding the cash flow report delivered on April 19, 2016, a cash flow report for the week just ended and the 12 preceding weeks beginning the week of April 12, 2016 (e.g., the first cash flow report delivered on April 19, 2016 will not include a historical cash flow report, the cash flow report delivered on April 26, 2016 will include a historical cash flow report for the weeks of April 12 and April 19, 2016, the cash flow report delivered on May 3, 2016 will include a historical cash flow report for the weeks of April 12, April 19 and April 26, 2016, etc.) in form and level of detail satisfactory to the Administrative Agent, which shall reflect the Borrower’s weekly cash receipts and disbursements in connection with the operation of the Credit Parties’ and their respective Subsidiaries’ business during such 13-week period beginning the week of April 12, 2016, including but not limited to, collections, payroll, capital expenditures and other major cash outlays,

(ii) a budget for the following 13 weeks in form and level of detail satisfactory to the Administrative Agent, which shall reflect the Borrower’s good faith projection of all weekly cash receipts and disbursements in connection with the operation of the Credit Parties’ and their respective Subsidiaries’ business during such thirteen-week period, including but not limited to collections, payroll, capital expenditures and other major cash outlays (each a “13-Week Budget”), (iii) excluding the cash flow report delivered on April 19, 2016, a variance report comparing the Credit Parties’ actual receipts and disbursements for the immediately preceding two-week period with the projected receipts and disbursements for such weeks as reflected in the most recently delivered 13-Week Budget, and (iv) a report showing the Borrower’s cash balance as of the week just ended; and

(m)     within 30 days after the end of each calendar month, an accounts receivable aging report and an accounts payable aging report for the Borrower and its Subsidiaries.

(g)     Section 5.10 of the Credit Agreement is hereby amended by inserting the following new subsection (e) at the end thereof:

(e)     Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, (i) on or before June 30, 2016 the Borrower shall, and shall cause its Subsidiaries to, perfect the Administrative Agent’s security interest in all Titled Equipment that is included in the Collateral on the Amendment No. 2 Effective Date and (ii) within 60 days after the acquisition of any Titled Equipment that is included in the Collateral, the Borrower shall cause the Administrative Agent’s security interest in such Titled Equipment to be perfected; provided that, notwithstanding the foregoing, the Borrower shall have no obligation to perfect the Administrative Agent’s security interest in any Titled Equipment with an original purchase price equal to or less than $50,000.00.

(h)     Section 5.12 of the Credit Agreement is hereby amended to read as follows:

Section 5.12     Deposit Account Control Agreements.  The Loan Parties shall cause each of their respective deposit accounts (other than any deposit account of a Loan Party maintained with the Collateral Agent) to be maintained at Wells Fargo Bank, National Association or Citibank, N.A., and shall cause each such account (other than any deposit account of a Loan Party used exclusively for payroll purposes) to be subject to a control agreement pursuant to which the Collateral Agent has “control” over such account for purposes of perfecting its security interest therein under the UCC, such control agreement to be in form and substance reasonably satisfactory to the Collateral Agent and duly executed by the applicable Loan Party, the bank at which such account is maintained, and the Collateral Agent.

(i)     The following new Section 5.13 is hereby inserted into the Credit Agreement immediately after Section 5.12

Section 5.13     Additional Agreements.

(a)     The Borrower shall maintain, and shall cause its Subsidiaries to maintain at all times, in deposit accounts over which Collateral Agent has control, cash balances of not less than an amount in the aggregate equal to (i) $10,000,000 minus (ii) the amount by which the Borrower has prepaid the Revolving Facility Loans under the Credit Agreement after the Effective Date under the Credit Agreement from time to time, but not less than zero dollars ($0.00) (the “Required Balance”).  On or before April 25, 2016 or such later date as may be required by the depositary bank to reach agreement, the Borrower shall enter into a control agreement with the depositary bank at which such accounts are maintained and the Collateral Agent prohibiting withdrawals by the Borrower from such accounts except with the consent of the Collateral Agent.  The form of such control agreement must be reasonably acceptable to the Administrative Agent.  Unless an Event of Default exists, the Administrative Agent hereby consents to the withdrawal by the Borrower of amounts from such accounts in excess of the Required Balance.  For the avoidance of doubt, any deposit account of a Loan Party used exclusively for payroll purposes shall not be subject to the requirements of this Section 5.13(a).

(b)     The Borrower shall comply with the obligations described on Schedule A attached to this Amendment.

(j)     Section 6.05(h) of the Credit Agreement is hereby amended by adding at the end thereof the following proviso:

provided, however, that neither the Borrower nor any of the Relevant Subsidiaries may engage in a Permitted Business Acquisition without the prior consent of the Required Lenders until the Administrative Agent has received a compliance certificate for any Test Period ending on or after July 31, 2016, demonstrating compliance with the Financial Performance Covenants.

(k)     Section 6.06 of the Credit Agreement is hereby amended by inserting the following paragraph at the end thereof:

Notwithstanding the foregoing, Borrower shall not declare or pay any dividend or distribution under subsection (b), (d), (e) or (f) of this Section 6.06.

(l)     Section 6.13 of the Credit Agreement is hereby amended to read as follows:

Section 6.13     Capital Expenditures.  Make any capital or maintenance expenditures in excess of $1,500,000 for the fiscal quarter ending April 30, 2016 and $1,000,000 (or such larger amount as may be approved by the Required Lenders) in any fiscal quarter beginning thereafter.

(m)   Section 7.01(d) of the Credit Agreement is hereby amended to read as follows:

(d)     default shall be made in the due observance or performance by the Borrower or any of its Relevant Subsidiaries of any covenant, condition or agreement contained in (i) Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08, 5.13 or in Article VI;

(n)     Schedule 2.01 to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule 2.01 attached to this Amendment.

4.    Conditions to Effectiveness.  This Amendment will become effective on the date on which the following conditions have been satisfied or waived:

(a)     The representations and warranties of the Borrower in Section 5 of this Amendment shall be true and correct;

(b)     The Administrative Agent shall have received this Amendment, executed and delivered by the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders;

(c)     The Borrower shall have made, to the extent invoiced reasonably in advance of the effectiveness of this Amendment, reimbursement or payment of all costs and expenses required to be reimbursed or paid pursuant to Section 13 of this Amendment.

(d)     The Borrower shall have paid to the Administrative Agent for the account of each Lender executing this Amendment on or before April 12, 2016, an amendment fee equal to 0.10% of such Lender’s Commitment that will become effective upon the Amendment No. 2 Effective Date.

5.    Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a)     This Amendment has been duly authorized by all necessary limited liability company action and constitutes the binding obligation of the Borrower, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other Laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law), and (iii) implied covenants of good faith and fair dealing.

(b)     Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this Amendment) on and as of such date, except for any representations and warranties made as of a specified date, which were true and correct in all material respects as of that date.

(c)     After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date of this Amendment.

6.    Continuing Effect of the Credit Agreement.  Except in each case as expressly provided in this Amendment, this Amendment does not constitute a waiver of any provision of the Credit Agreement and is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents.  The Borrower hereby confirms and ratifies the Credit Agreement as amended hereby and each of the other Loan Documents to which it is a party and acknowledges and agrees that the same continue in full force and effect as amended by this Amendment.

7.    Reference to the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended by this Amendment.

8.    Designation as Loan Document.  This Amendment is a Loan Document.

9.    Counterparts.  This Amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form, and all of such counterparts taken together constitute one instrument.

10.  References.  The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this Amendment refer to this Amendment as a whole and not to any particular article, section or provision of this Amendment.  References in this Amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

11.  Headings Descriptive.  The headings of the several sections of this Amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this Amendment.

12.  Governing Law.  This Amendment is governed by and will be construed in accordance with the laws of the State of New York without regard to choice of law rules that would require the application of the laws of another jurisdiction.

13.  Payment of Expenses.  The Borrower shall pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection with, and the transactions contemplated by, this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, in each case in accordance with and subject to the terms and conditions set forth in Section 9.05 of the Credit Agreement.

14.  Final Agreement of the Parties.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

15.  Release.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Lender, the Administrative Agent, each Issuing Bank, the Collateral Agent and each of their respective successors and permitted assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether  known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”); provided that, for the avoidance of doubt, it is understood and agreed by the parties hereto with respect to the Released Claims and the Released Matters that no Loan Party is releasing, acquitting, waiving or discharging any defenses to expense reimbursement obligations or indemnification obligations that such Loan Party may have, to the extent such defenses are expressly provided in Sections 9.05 of the Credit Agreement.  Each Loan Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 15 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.  Each Loan Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Loan Parties pursuant to this Section 15.  In entering into this Agreement, each Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The provisions of this Section 15 shall survive the occurrence of the termination of this Agreement, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Amendment as of the date first above written.

ROCKPILE ENERGY SERVICES, LLC,
as Borrower

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

Each of the undersigned Guarantors (i) acknowledges, consents and agrees to this Amendment and each of the terms and provisions contained herein, and (ii) agrees that the Loan Documents to which it is a party remain in full force and effect and continue to be the

Signature Page to Waiver and Amendment No. 2

legal, valid and binding obligation of such Person in accordance with and subject to the terms and conditions thereof.

ROCKPILE MANAGEMENT HOLDINGS, LLC
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

ROCKPILE MANAGEMENT, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

ROCKPILE PUMP RENTAL SERVICES, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

ROCKPILE WIRELINE SERVICES, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

Signature Page to Waiver and Amendment No. 2

ROCKPILE LOGISTICS SERVICES, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

ROCKPILE RIG SERVICES, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

RockPile Energy Real Estate, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

PINNACLE TESTING SERVICES, LLC,
as a Guarantor

By:	/s/ James C. Evans
	Name:	James C. Evans
	Title:	President

Signature Page to Waiver and Amendment No. 2

Oseph H
CITIBANK, N.A., as Administrative Agent,
Collateral Agent, and as a Lender

	By:	/s/ Joseph H. Walsh
	Name:	Joseph H. Walsh
	Title:	Director

Signature Page to Waiver and Amendment No. 2

B
ZB, N.A. DBA AMEGY BANK
as a Lender

	By:	/s/ James C. Day
	Name:	James C. Day
	Title:	Senior Vice President

Signature Page to Waiver and Amendment No. 2

ngeles
BANK OF THE WEST
as a Lender

	By:	/s/ Angeles Coro
	Name:	Angeles Coro
	Title:	Vice President

Signature Page to Waiver and Amendment No. 2